Exhibit 4(e)(2)


                            PARTICIPATION AGREEMENT


                         Dated as of ___________, 199_

                                     among

                         FEDERAL EXPRESS CORPORATION,


                        _____________________________,

                            as Pass Through Trustee

                                      and

                        _____________________________,

                            as Indenture Trustee



                   _________________________________________


                                  Relating to
                       One [Manufacturer/Model] Aircraft








                               TABLE OF CONTENTS


                                                                          Page


SECTION  1.          Certain Definitions . . . . . . . . .              2

SECTION  2.          Purchase of Equipment Purchase
                     Certificates  . . . . . . . . . . . .              2

SECTION  3.          Conditions Precedent . . . . . . . . .             4

SECTION  4.          Representations, Warranties and
                     Agreements of the Company . . . . . .              9

SECTION  5.          Representations and Warranties of
                     the Pass Through Trustee  . . . . . .             12

SECTION  6.          Representations of the Indenture
                     Trustee . . . . . . . . . . . . . . .             13

SECTION  7.          Notices . . . . . . . . . . . . . . .             14

SECTION  8.          Expenses  . . . . . . . . . . . . . .             14

SECTION  9.          Survival of Representations and
                     Warranties  . . . . . . . . . . . . .             14

SECTION 10.          Counterparts  . . . . . . . . . . . .             15

SECTION 11.          Entire Agreement; Amendments and
                     Waivers . . . . . . . . . . . . . . .             15

SECTION 12.          Headings and Table of Contents  . . .             15

SECTION 13.          Governing Law . . . . . . . . . . . .             15

SECTION 14.          Capacity in Which Acting  . . . . . .             15

SCHEDULE I           Definitions

SCHEDULE II          Schedule of Equipment Purchase Certificates


  EXHIBIT A          Form of Opinion of ____________________,
                     Special Counsel for the Company

  EXHIBIT B          Form of Opinion of Counsel for the Company

  EXHIBIT C          Form of Opinion of Daugherty, Fowler &
                     Peregrin

  EXHIBIT D          Form of Opinion of _____________________,
                     Special Counsel for the Indenture Trustee

  EXHIBIT E          Form of Opinion of _____________________,
                     Special Counsel for the Pass Through Trustee

                            PARTICIPATION AGREEMENT


               This PARTICIPATION AGREEMENT (this "Agreement") dated as of __________, 199_ among FEDERAL EXPRESS CORPORATION, a Delaware corporation,
_____________________________, ____________________, a national banking association, not in its individual capacity except as otherwise expressly provided herein, but solely as Pass Through Trustee under the Pass Through Agreement and ______________________, ____________________, not in its
individual capacity, except as otherwise expressly provided herein, but solely as Indenture Trustee, under the Indenture.


                             W I T N E S S E T H:


               [WHEREAS, the Company (such term and other capitalized terms used herein being defined as hereinafter provided) has entered into a Purchase Agreement with the Manufacturer regarding inter alia, the purchase of the Aircraft by the Company from the Manufacturer; and

               WHEREAS, the Company desires to finance a portion of the purchase price of the Aircraft through the issuance of Equipment Purchase Certificates and to such end shall execute and deliver the Indenture;](*)

               [WHEREAS, the Company (such term and other capitalized terms used herein being defined as hereinafter provided) purchased the Aircraft from the Manufacturer and, in connection with such purchase, (i) entered into the Loan Agreement, pursuant to which the Company borrowed funds which it applied to the Purchase Price for the Aircraft, and (ii) entered into the Original Indenture with the Indenture Trustee, under which, among other things, the Company issued the Original Equipment Purchase Certificates to evidence such borrowing and granted a security interest in the Aircraft to the Indenture Trustee for the equal and ratable benefit of the holders from time to time of such the Original Equipment Purchase Certificates; and


(*)  Bracketed information followed by an asterisk
     ([ ](*)) will be included only in the case of initial funding.

(**) Bracketed information followed by two asterisks
     ([ ](**)) will be included only in the case of refunding.

               WHEREAS, the Company wishes to cause a refinancing of such Equipment Purchase Certificates, and the Pass Through Trustee wishes to acquire Equipment Purchase Certificates issued under the Indenture, as amended and restated, all upon the terms and conditions hereinafter set forth;](**)

               NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

               SECTION 1. Certain Definitions. Unless the context requires otherwise, all capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Schedule I hereto.

               SECTION 2. Purchase of Equipment Purchase Certificates. (a) On or before the [Delivery](*) [Refunding](**) Date, the Pass Through
Trustee and the Company, in accordance with the Pass Through Agreement, shall enter into the Series Supplements, and, subject to the terms and conditions set forth therein, on the [Delivery](*) [Refunding](**) Date (i) the Company shall direct the Underwriters to execute a wire transfer or intra-bank transfer to the Pass Through Trustee in the amount of the total proceeds payable pursuant to the Underwriting Agreement with respect to the Pass Through Certificates and (ii) the Pass Through Trustee shall deliver the Pass Through Certificates to the Underwriters upon receipt by the Pass Through Trustee of such proceeds.

               (b) Subject to the satisfaction or waiver of the conditions set forth herein, at 11:00 a.m. New York City time on the [Delivery](*) [Refunding](**)Date, the Pass Through Trustee for each Pass Through Trust shall purchase Equipment Purchase Certificates of the Maturity, aggregate principal amount, and bearing the interest rate that relates to such Pass Through Trust set forth on Schedule II hereto and the Indenture Trustee shall deliver such Equipment Purchase Certificates to the Pass Through Trustee. [Simultaneously with the payment of the Purchase Amount by the Pass Through Trustee for each Pass Through Trust, the Company will pay to the order of the Agent on behalf of the holders thereof an amount equal to the accrued and unpaid interest on the original Equipment Purchase Certificates to the Refunding Date, whether or not then due, and all other amounts (other than principal) payable to the Indenture Trustee, the Agent and such holders under the Original Equipment Purchase Certificates, the Indenture or the Loan Agreement (as each such amount pertains to the Original Equipment Purchase Certificates) on the Refunding Date.](**) As a condition precedent to any such purchase, the Underwriters shall have indemnified the Indenture Trustee [and]* the Pass Through Trustee[, the Agent and the holders of the Original Equipment Purchase Certificates](**) from and against any loss, liability, claim or expense arising out of or relating to the underwriting of the Pass Through Certificates, it being expressly understood and agreed that no such Person shall be deemed to have made any representation or warranty whatsoever in connection therewith.

               The Pass Through Trustee, from the proceeds of sale of the related Pass Through Certificates, shall execute a wire transfer or intra-bank transfer of immediately available funds in favor of the Indenture Trustee on behalf of the Company in the amount of the [then outstanding](**) principal amount of the applicable Equipment Purchase Certificates and which amounts shall be [paid by the Indenture Trustee to the Company](*) [applied by the Indenture Trustee in prepayment of the principal amount of the original Equipment Purchase Certificates](**). [Upon receipt of the amounts set forth in this Section 2(b) hereof, the holders of the Original Equipment Purchase Certificates shall deliver the same to the Indenture Trustee for cancellation and such delivery will constitute an acknowledgement by each such holder that it has no further interest in or right with respect to the Indenture Estate.](**)

               (c) If, on or prior to the Pass Through Closing Date, the Company delivers to the Pass Through Trustee and the Indenture Trustee a Delayed Delivery Notice relating to the Equipment Purchase Certificates, the [Delivery](*) [Refunding](**) Date shall be postponed to the date specified in such Delayed Delivery Notice. On such later [Delivery](*) [Refunding](**) Date, the purchase by the Pass Through Trustee shall occur as provided in this
Section 2 and the Company shall, on the Initial Regular Distribution Date (as such term is defined in the Series Supplements) for each Pass Through Trust, pay in immediately available funds to the Pass Through Trustee for such Pass Through Trust an amount equal to the interest that would have accrued on the Equipment Purchase Certificates purchased by such Pass Through Trust after the Pass Through Closing Date if such Equipment Purchase Certificates had been purchased on such Pass Through Closing Date, from such Pass Through Closing Date to, but not including, the [Delivery](*) [Refunding](**) Date on which such Equipment Purchase Certificates were so purchased.

               (d) The Purchase Amount, and all amounts payable by the Company pursuant to Section 2[(b) or](**) (c) above, shall be paid by wire transfer of immediately available funds to the account(s) and in such amounts as [the Company,](*) [the Agent](**) or the Pass Through Trustee shall specify by notice given not less than one Business Day prior to the [Delivery](*) [Refunding](**) Date.

               (e) The closing of the transactions described in this Agreement shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

               (f) In order to facilitate the purchase by the Pass Through Trustee under each Pass Through Trust of the Equipment Purchase Certificates contemplated hereby, the Company (i) is entering into the Underwriting Agreement, (ii) [is entering] [has entered] into the Pass Through Agreement as the "issuer" (as defined in and solely for purposes of the Securities Act of 1933, as amended) and will enter into the Series Supplements with respect to the Pass Through Certificates and (iii) is undertaking to perform certain administrative and ministerial duties under the Pass Through Agreement.

               SECTION 3. Conditions Precedent. The obligation of the Pass Through Trustee under each Pass Through Trust to purchase the Equipment Purchase Certificates on the [Delivery](*) [Refunding](**) Date is subject to the fulfillment, prior to or on the [Delivery](*) [Refunding](**) Date, of the following conditions precedent:

               (a) Each party (other than the delivering party) shall have received the following documents in form and substance satisfactory to it:

               (i) a copy of the certificate of incorporation and bylaws of the Company certified by the Secretary or Assistant Secretary of the Company (or other like instruments satisfactory to such party), and of resolutions of the Board of Directors of the Company duly authorizing the execution and delivery by the Company of this Agreement and the other Operative Agreements, together with an incumbency certificate of the Company as to the Person or Persons authorized to execute and deliver said documents on behalf of the Company and the signatures of such Person or Persons;

               (ii) a copy of the articles of association and bylaws of the Pass Through Trustee, certified by the Secretary or an Assistant Secretary of the Pass Through Trustee, which by-laws include a provision duly authorizing the execution and delivery by the Pass Through Trustee or this Agreement and the other Operative Agreements to which it is a party required to be executed and delivered in connection herewith, together with an incumbency certificate of the Pass Through Trustee as to the Person or Persons authorized to execute and deliver said documents on behalf of the Pass Through Trustee and the signatures of such Person or Persons;

               (iii) a copy of the articles of association and bylaws of the Indenture Trustee, certified by the Secretary or Assistant Secretary of the Indenture Trustee, which by-laws include a provision duly authorizing the execution and delivery by the Indenture Trustee of this Agreement and any other documents required to be executed and delivered in connection herewith, together with an incumbency certificate of the Indenture Trustee as to the Person or Persons authorized to execute and deliver said documents on behalf of the Indenture Trustee and the signatures of such Person or Persons;

               (iv) a certificate signed by an authorized officer of the Company, dated the [Delivery](*) [Refunding](**) Date, certifying that:

                     (A) the Aircraft has been duly certified by the Federal Aviation Administration as to type and airworthiness in accordance with the terms of the Indenture;

                     (B) the FAA Bill of Sale, the Indenture and each Indenture Supplement have been duly [filed for recording](*) [recorded](**) with the FAA pursuant to the Federal Aviation Act;

                     (C) the Aircraft has been registered with the FAA in the name of the Company and the Company has authority to operate such Aircraft;

                     (D) the Company has good and marketable title to the Aircraft, free and clear of all Liens other than Liens permitted under Article IV of the Indenture;

                     (E) the representations and warranties of the Company contained herein and the representations and warranties of the Company in the Indenture, are correct as though made on and as of the [Delivery](*) [Refunding](**) Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were correct on and as of such earlier date);

                     (F) no event has occurred and is continuing which constitutes an Event of Default under the Indenture or would constitute an Event of Default under the Indenture but for the requirement that notice be given or time elapsed or both; and

                     (G) no event has occurred and is continuing which constitutes, or would with the passage of time constitute, an Event of Loss with respect to the Airframe or any Engine;

               (v) a certificate signed by an authorized officer of the Pass Through Trustee, dated the [Delivery](*) [Refunding](**) Date, certifying that the representations and warranties of the Pass Through Trustee contained herein are correct as though made on and as of the [Delivery](*) [Refunding](**) Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were correct on and as of such earlier date); and

              (vi) a certificate signed by an authorized officer of the Indenture Trustee, dated the [Delivery](*) [Refunding](**) Date, certifying that the representations and warranties of the Indenture Trustee contained herein and in the Indenture are correct as though made on and as of the [Delivery](*) [Refunding](**) Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were correct on and as of such earlier date.


               (b) The Pass Through Trustee shall have received concurrently with making its payment of the Purchase Amount, the Equipment Purchase Certificates duly registered in its name.

               (c) The Pass Through Trustee shall have received the audited consolidated balance sheet of the Company for the fiscal year ended May 31, 199_ [and the unaudited consolidated balance sheet of the Company as of _________, 199_], and the related consolidated statements of income and cash flows for the fiscal year[ and interim reporting period] ended on such date[s], accompanied [(except in the case of such interim reporting period)] by a report thereon containing opinions without qualification, except as therein noted, by Arthur Andersen & Co., independent public accountants; said financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position of the Company as of such dates and the results of its operations and cash flows for such periods.

               (d) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the [Delivery](*) [Refunding](**) Date to set aside, restrain, enjoin or prevent the consummation of this Agreement or the other Operative Agreements or the transactions contemplated hereby or thereby.

               (e) A Uniform Commercial Code ("UCC") financing statement or statements covering the security interest created by or pursuant to the Granting Clause of the Indenture shall have been executed and delivered by the Company, as debtor, and by the Indenture Trustee, as secured party, and such financing statement or statements shall have been duly filed in all places, and all other actions shall have been taken, which in the opinion of special counsel for the Pass Through Trustee or for the Underwriters are necessary or desirable to perfect said security interest and no termination statement shall have been filed with respect thereto.

               (f) No change shall have occurred after the date of the execution and delivery of this Agreement and prior to the [Delivery](*) [Refunding](**) Date in any applicable law which would make it a violation of any applicable law for the parties hereto to enter into any transaction contemplated by the Operative Agreements.

               (g) The Pass Through Trustee shall have received an independent insurance broker's report, together with certificates of insurance from such broker, evidencing the due compliance with the terms of Section 4.06 of the Indenture relating to insurance with respect to the Aircraft.

               (h) Each party shall have received an opinion addressed to it from _____________________, special counsel for the Company, substantially in the form of Exhibit A hereto.

               (i) Each party shall have received an opinion addressed to it from the Vice President - Law of the Company, substantially in the form of Exhibit B hereto.

               (j) Each party shall have received an opinion addressed to it from Special Aviation Counsel, substantially in the form of Exhibit C hereto.

               (k) Each party shall have received opinions addressed to it from __________________________________, special counsel for the Indenture
Trustee and the Pass Through Trustee substantially in the form of Exhibits D and E hereto.

               (l) The Company and the Underwriters shall have entered into the Underwriting Agreement and the Company and the Pass Through Trustee shall have entered into the Pass Through Agreement and the Series Supplements, and the Pass Through Certificates shall have been issued pursuant to the Underwriting Agreement and the Pass Through Agreement and there shall have been transferred to the Pass Through Trustee in immediately available funds an amount equal to the Purchase Amount.

               [(m) The Company shall have paid to the Agent the amounts referred to in the second sentence of Section 2(a) hereof.](**)

               [(m)](*)[(n)](**) Each party shall have received such other documents and evidence with respect to each other party to the transactions contemplated hereby as it may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, the taking of all necessary corporate action in connection herewith and therewith and compliance with the conditions herein set forth.

               Promptly upon the recording of the Supplemented Indenture, the Company shall cause Special Aviation Counsel to deliver to the Indenture Trustee and the Pass Through Trustee an opinion as to the due recording of such document and the lack of filing of any intervening documents with respect to the Aircraft.

               SECTION 4. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

               (a) It is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; it is an "air carrier" within the meaning of the Federal Aviation Act of 1958, as amended to the date of recodification (the "Act"), a holder of a certificate under Sections 41102(a) and 41103 of the Act and an "air carrier operating certificate" issued under Chapter 447 of the Act for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, and has the corporate power and authority to conduct its current business and operations as currently conducted, to own or hold under lease its properties and to enter into this Agreement and perform its obligations under each of the Operative Agreements to which it is a party; it is a Citizen of the United States within the meaning of Section 40102(a)(15) of Title 49 of the United States Code (formerly Section 101(16) of the Act); it is duly qualified to do business as a foreign corporation in good standing in each state of the United States and in all jurisdictions in which it has intrastate routes or offices or major overhaul facilities or in which other activities of the Company require such qualification or in which failure to so qualify would have a material and adverse effect on its financial condition, business or operations or on its ability to perform its obligations under any of the Operative Agreements to which it is a party; and its chief executive office (as such term is used in Sections 9-103 and 9-401 of the Uniform Commercial Code as in effect in the State of New York) is located at 2005 Corporate Avenue, Memphis, Tennessee 38132.

               (b) The Company possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted.

               (c) The execution, delivery and performance of each of the Operative Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of the Company, and do not or did not at the time of execution and delivery require any stockholder approval or consent of, or notice to, any trustee or holders of any indebtedness or obligations of the Company.

               (d) The execution, delivery or performance by the Company of the Operative Agreements to which it is a party and the consummation or performance by the Company of the transactions contemplated thereby do not and did not at the time of execution and delivery thereof conflict with or result in any violation of, or constitute a default under any term of the certificate of incorporation or by-laws of the Company or any agreement, mortgage, indenture, lease or other instrument, or any applicable law, by which the Company or its properties or assets are bound.

               (e) Neither the execution, delivery nor performance by the Company of any of the Operative Agreements to which it is a party nor the consummation of any of the transactions contemplated thereby requires, or required at the time of execution and delivery, the consent or approval of, the giving of notice to, or the registration with, or taking of any other action in respect of, the FAA or the Department of Transportation, or any other Federal, state or foreign governmental authority or agency, including any judicial body, other than (i) the registration of the Pass Through Certificates under the Securities Act of 1933, as amended, and under the securities laws of any state in which the Pass Through Certificates may be offered for sale if the laws of such state require such action, which registrations have been duly accomplished, (ii) the qualification of the Pass Through Agreement under the Trust Indenture Act of 1939, as amended, which qualification has been duly obtained pursuant to an order of the Securities and Exchange Commission and (iii) the registration and filings referred to in
Section 4(j) hereof.

               (f) The Operative Agreements to which it is a party have been duly authorized, executed and delivered by the Company, and each constitutes (assuming due authorization, execution and delivery by each other party thereto) the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms; provided that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and
(ii) general principles of equity.

               (g) The Company is not in default under any material provision of any mortgage, deed of trust, indenture or other instrument or agreement to which it is a party or by which it or any of its properties or assets may be bound, or in violation of any applicable law, which default or violation would have a material adverse effect on the financial condition, business or operations of the Company or its ability to perform any of its obligations under the Operative Agreements to which it is a party.

               (h) There are no pending or, to the knowledge of the Company, threatened actions or proceedings by or before any court or administrative agency or arbitrator that would either individually or in the aggregate materially and adversely affect the financial condition, business or operations of the Company or the ability of the Company to perform its obligations under any of the Operative Agreements to which it is a party.

               (i) The audited consolidated balance sheet of the Company for the fiscal year ended May 31, 199_ [and the unaudited consolidated balance sheet of the Company as of _________, 199_], and the related consolidated statements of income, changes in common stockholders' investment and cash flows for the fiscal year[ and interim reporting period] ended on such date[s], accompanied [(except in the case of such interim reporting period)] by a report thereon containing opinions without qualification, except as therein noted, by Arthur Andersen & Co., independent public accountants; said financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position of the Company as of such dates and the results of its operations and cash flows for such periods.

               (j) Except for the registration of the Aircraft in the name of the Company, the filing and recordation of the Indenture (including all amendments thereto) and each Indenture Supplement, and the filing of the FAA Bill of Sale covering the Aircraft pursuant to the Federal Aviation Act and the filing of Uniform Commercial Code financing statements, no action, including any filing or recording of any document, is or was necessary or advisable in order to establish and perfect the Indenture Trustee's security interest in the Indenture Estate pertaining to the Indenture, as against the Company and any third parties.


               (k) Except for the issue and sale of the Pass Through Certificates contemplated hereby, neither the Company nor anyone acting on its behalf has directly or indirectly offered any Equipment Purchase Certificates or any interest in or to the Aircraft for sale to, or solicited any offer to acquire the same from, anyone other than the Banks, the Pass Through Trustee and not more than __ other financial institutions[; provided, however, that the Company does not make a representation concerning the actions of the Agent or anyone acting on the Agent's behalf](*).

               (l) On the [Delivery](*) [Refunding](**) Date, there shall be in effect with respect to the Aircraft, a current and valid airworthiness certificate issued by the FAA pursuant to the Federal Aviation Act and the Aircraft shall be in such condition as may be necessary to enable the airworthiness certificate to be maintained in good standing.

               SECTION 5. Representations and Warranties of the Pass Through Trustee. The Pass Through Trustee, in its individual capacity (except with respect to the enforceability of the Operative Documents as set forth in paragraph (e) below which representation it makes solely in its capacity as Pass Through Trustee), represents and warrants that:

               (a) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States; and it has the full corporate power, authority and legal right under the laws of the State of ______________ and the United States pertaining to its banking, trust and fiduciary powers to execute, deliver and carry out the terms of the Operative Agreements to which it is a party.

               (b) The execution, delivery and performance of the Operative Agreements to which it is a party have been duly authorized by all necessary action on the part of the Pass Through Trustee and do not require any stockholder approval or approval or consent of, or notice to, any trustee or holders of any indebtedness or obligations of the Pass Through Trustee.

               (c) Neither the execution, delivery or performance by the Pass Through Trustee of the Operative Agreements to which it is a party nor the consummation or performance by the Pass Through Trustee of the transactions contemplated thereby will conflict with or result in any violation of, or constitute a default under, any term of the articles of association or by-laws of the Pass Through Trustee or any agreement, mortgage, indenture, lease or other instrument to which it is a party, or any applicable law relating to the banking, trust or fiduciary powers by which the Pass Through Trustee or its properties or assets are bound.

               (d) Neither the execution, delivery or performance by the Pass Through Trustee of the Operative Agreements to which it is a party nor the consummation of any of the transactions contemplated thereby requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any ______________ or United States governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers, other than the registrations, qualifications and filings referred to in Section 4(d) hereof.

               (e) The Operative Agreements to which it is a party have been duly authorized, executed and delivered by the Pass Through Trustee and each constitutes (assuming due authorization, execution and delivery by each other party thereto) the legal, valid and binding obligation of the Pass Through Trustee, enforceable against it in accordance with its terms; provided that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

               (f) The Pass Through Trustee is not in default under any mortgage, deed of trust, indenture or other instrument or agreement to which it is a party, or by which it or any of its properties or assets may be bound, or in violation of any applicable law, which default or violation would have a material adverse effect on the financial condition, business or operations of the Pass Through Trustee or its ability to perform any of its obligations under the Operative Agreements to which it is a party.

               (g) There are no pending or, to the knowledge of the Pass Through Trustee, threatened actions or proceedings by or before any court or administrative agency or arbitrator that would either individually or in the aggregate materially and adversely affect its financial condition, business or operations or its ability to perform its obligations under the Operative Agreements to which it is a party.

               SECTION 6. Representations of the Indenture Trustee. The Indenture Trustee, in its individual capacity, represents and warrants that its representations and warranties contained in the Indenture are correct as though made on and as of the [Delivery](*) [Refunding](**) Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were correct on and as of such earlier date).

               SECTION 7. Notices. Unless otherwise specifically provided herein, all notices required or permitted by the terms of this Agreement shall be in writing, and any such notice shall be deemed given when such notice is received, if such notice is mailed by certified mail, postage prepaid or is delivered by hand or Federal Express service or is sent by confirmed telecopy or facsimile (if, in the case of a facsimile transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission) addressed to the respective addresses or facsimile numbers of the Company, the Pass Through Trustee or the Indenture Trustee set forth below the signatures of such parties at the end of this Agreement.

               SECTION 8. Expenses. (a) All of the out-of-pocket costs, fees and expenses incurred by the Pass Through Trustee (to the extent set forth below), the Indenture Trustee, [the Agent and the holders of Original Equipment Purchase Certificates,](**) in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby shall be paid promptly by the Company including, without limitation (i) the reasonable fees, expenses and disbursements of counsel to the Pass Through Trustee, the Indenture Trustee, [the Agent and the holders of Original Equipment Purchase Certificates,](**) and (ii) all other reasonable expenses in connection with such transactions including, without limitation, 100% of any underwriter's commissions payable in connection with the offer and sale of that portion of the Pass Through Certificates allocable to the Equipment Purchase Certificates being purchased hereby, printing expenses and all fees, taxes and other charges payable in connection with the recording or filing of instruments described in this Agreement.

               (b) All of the out-of-pocket costs, fees and expenses incurred by the Indenture Trustee[, the Agent and the holders of Original Equipment Purchase Certificates](**) in connection with the enforcement by any of them of their respective rights under this Agreement shall be paid promptly by the Company including, without limitation, the reasonable fees, expenses and disbursements of counsel to the Indenture Trustee[, the Agent and the holders of Original Equipment Purchase Certificates](**).

               SECTION 9. Survival of Representations and Warranties. Except as otherwise provided for herein, the representations, warranties and agreements of the Company, the Pass Through Trustee and the Indenture Trustee shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

               SECTION 10. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, and all such counterparts shall together constitute one and the same instrument.

               SECTION 11. Entire Agreement; Amendments and Waivers. This Agreement expresses the entire understanding of the parties relating to the subject matter hereof; all prior understandings, written or oral, with respect to such subject matter are merged herein and superseded hereby; except that the foregoing is not intended to nor shall it be construed to modify or otherwise affect the provisions of any Operative Agreement. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented waived or modified orally, but only by an instrument in writing signed by each of the parties hereto. No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

               SECTION 12. Headings and Table of Contents. The headings of the various sections and table of contents of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.


               SECTION 13. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance, without regard to principles of conflicts of law. This Agreement is being delivered in the State of New York.

               SECTION 14. Capacity in Which Acting. Each of the Indenture Trustee and the Pass Through Trustee acts hereunder not in its individual capacity but solely as trustee except as otherwise expressly provided herein and in the other Operative Agreements. Neither the Indenture Trustee nor the Pass Through Trustee is personally liable for any amounts payable under the Indenture or any Equipment Purchase Certificate and has no liability under any Equipment Purchase Certificate or the Indenture, except as expressly provided herein or in the Indenture.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                 FEDERAL EXPRESS CORPORATION



                                 By:_________________________
                                    Name:
                                    Attention:
                                    Address: 2007 Corporate Avenue
                                              Memphis, TN  38132




                                 _____________________________,
                                 _____________________________
                                 not in its individual capacity, except as otherwise expressly provided, but solely as Pass Through Trustee


                                 By:_________________________
                                    Name:
                                    Attention:
                                    Address:



                                 ______________________,
                                 ______________________
                                 not in its individual capacity, except as otherwise expressly provided, but solely as Indenture Trustee


                                 By:_________________________
                                    Name:
                                    Attention:
                                    Address: